Exhibit (i)(2)

CONSENT OF SHEARMAN & STERLING LLP

We hereby consent to the use of our opinion of counsel regarding Fidelity Intermediate Bond Fund, Fidelity Large Cap Stock Fund, Fidelity Mid-Cap Stock Fund, Fidelity Small Cap Retirement Fund, Fidelity Small Cap Stock Fund and Spartan 500 Index Fund of Fidelity Commonwealth Trust (the "Trust"), filed as part of this Post-Effective Amendment No. 87 to the Trust's Registration Statement on Form N-1A (File No. 002-52322 and 811-02546), and incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 77 to the Registration Statement.

/s/Shearman & Sterling LLP
Shearman & Sterling LLP

New York, NY

June 28, 2005